UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 14, 2013, CorMedix Inc. issued a press release announcing its operating results for the second quarter ended June 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2013, Richard Cohen, a member of our Board of Directors and our Chief Financial Officer notified us that he is resigning as a member of the Board and as Chief Financial Officer, effective August 15, 2013.  His resignation was for business reasons and time constraints and was not related to any disagreement with our company on any matter relating to our operations, policies or practices.

On August 14, 2013, the Board appointed Randy Milby, our Chief Executive Officer, as a member of our Board of Directors, effective immediately.  Mr. Milby’s term will run until our 2014 Annual Meeting of Stockholders or until his successor is elected and qualified. Mr. Milby was not appointed to any of the Board’s committees.  Mr. Milby will not receive any compensation for his services as a director of our company.

On August 14, 2013, the Board appointed Steven Lefkowitz as our Interim Chief Financial Officer, effective August 15, 2013.  Mr. Lefkowitz is a director of our company and has served as such since August 2011. For his services as our Interim Chief Financial Officer, we will pay Mr. Lefkowitz $200.00 per hour for his time spent acting in the capacity of Interim Chief Financial Officer.  Mr. Lefkowitz will remain on the Audit Committee (although not as Chairman) pursuant to an exemption under NYSE MKT rules that allow a non-independent director to serve on the Audit Committee for a limited period of time.  Pursuant to these rules, Mr. Lefkowitz may not serve as the Interim Chief Financial Officer for longer than the earlier of our 2014 Annual Meeting of Stockholders or September 1, 2013. Dr. Gary Gelbfish, a director and a current member of the Audit Committee, will become Chairman of the Audit Committee.

There are no family relationships between Messrs. Milby and Lefkowitz and any other director or executive officer of ours or any person nominated or chosen by us to become a director or executive officer of ours.  There are no transactions with us in which Mr. Milby or Mr. Lefkowitz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2013	CORMEDIX INC.

	By:	/s/ Randy Milby
		Name:	Randy Milby
		Title:	Chief Executive Officer